USAllianz Charter(R) II
Individual Flexible Payment Variable Deferred Annuity Application
Issued by Allianz Life Insurance Company of New York (Allianz Life of NY),

If you need assistance in completing this form, please call (800) 624-0197

                                                                GA _____________
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1.OWNER Must be age 80 or younger.

     Name (first, middle initial, last)                       Birth Date
     or Trust Name (as it applies)                           (month/day/year)

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     Street Address, apt. number     City, state, ZIP         Daytime telephone

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     Social Security Number        Are you a U.S.       E-mail    Sex ____Male
                                   Citizen? __Yes__No   Address       ____Female
     ----------------------------- If no, need W8-BEN

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2.JOINT OWNER(Optional)Must be age 80 or younger.

     Name (first, middle initial, last)  Birth Date              Sex ____Male
                                        (month/day/year)             ____Female

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     Street Address, apt. number     City, state, ZIP         Daytime telephone

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     Social Security Number        Relationship to Contract  Are you a U.S.
                                   Owner                     Citizen? __Yes__No
                                                             If no, need W8-BEN

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3.ANNUITANT Must complete if other than Contract Owner or if Contract owned by a
  Trust or a Qualified Plan. Must be age 80 or younger

     Name (first, middle initial, last)  Birth Date              Sex ____Male
                                        (month/day/year)             ____Female

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     Street Address, apt. number     City, state, ZIP         Daytime telephone

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     Social Security Number        Relationship to Contract  Are you a U.S.
                                   Owner                     Citizen? __Yes__No
                                                             If no, need W8-BEN

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4.BENEFICIARY(IES) DESIGNATION (At the Contract Owner's death, the surviving
                                Joint Owner becomes the Primary Beneficiary.)

   If more than 2 beneficiaries, attach a list signed by the owner.

   Name(first,middle initial, last)  __Primary    Relationship to    Social
                                     __Contingent Contract Owner     Security
                                                                     Number

   ----------------------------------------------------------------------------
   Address

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   Name(first,middle initial, last)  __Primary    Relationship to    Social
                                     __Contingent Contract Owner     Security
                                                                     Number

   Address

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5.QUALIFIED PLANS (If applicable)


Transfer/Rollover  ___Regular Contribution Tax Year

for IRA/Roth IRA ___ 401 ___Roth IRA __ Roth IRA Conversion
___Other_______________

This contract offers a choice of Guaranteed Minimum Death Benefits (GMDB) and optional Guaranteed Benefits Packages that provide Guaranteed Minimum Income
Benefits (GMIB) and Guaranteed Partial Withdrawal Benefits (GPWB). These benefits may have limited usefulness in connection with tax-qualified contracts such as IRAs. Required minimum distribution(RMD) payments will reduce your GMDB, GMIB, and GPWB values. If the GMIB is not exercised on or before the date RMD payments must begin under a qualified plan, the certificate owner or beneficiary may not be able to exercise the GMIB due to the restrictions imposed by the minimum distribution requirement. You should consider whether the GMIB is appropriate for your situation if you plan to exercise the GMIB after your RMD beginning date under an IRA. You cannot participate in the RMD program if you elect to receive payments under the GPWB. In addition, once you choose your GPWB payment percentage, you cannot change it. Therefore, you will not be able to adjust your GPWB payment to meet your RMD needs. We encourge owners purchasing tax-qualified contracts that are subject to RMDs to consult a tax advisor regarding these benefits.

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6.PURCHASE PAYMENT

     ____Purchase payment enclosed    Purchase Payment Amount$_______________
         with application
     ____This contract will be funded by a 1035 exchange,Tranfer\Rollover, CD Transfer or mutual fund redemption.(If checked, please include the appropriate forms.)
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7. PROSPECTUS AND REPORT DELIVERY

___ Yes By checking "yes," I authorize Allianz Life of NY to provide my prospectuses and other information electronically, including by web site. I represent that I must have Internet access to use this service and acknowledge that there may be acces fees charged by the Internet service provider.

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8. REPLACEMENT

Is this Annuity intended to replace or change existing life insurance or an annuity?

__No (THE REGISTERED  REPRESENTATIVE MUST ANSWER THE REPLACEMENT QUESTION IN
      SECTION 12 OF THIS APPLICATION.)
__Yes-please complete attached Appendix 11 and include other appropriate forms.

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9. Guaranteed  Minimum Death Benefits  (GMDBs) and Guaranteed  Benefit  Packages
(GBPs)

The Traditional GBP consist of:

-the Traditional Guaranteed Minimum Income Benefit (GMIB) and
-the Traditional Guaranteed Partial Withdrawal Benefit (GPWB).

The Enhanced GBP consists of:
-the Enhanced GMIB and
-the Enhanced GPWB

The GMIB feature is not available separately from the GPWB. If you exercise the GMIB the GMDB and GPWB cancel.However, if you exercise the GPWB you can elect to stop receiving GPWB payments and instead receive Annuity Payments based on your remaining GMIB value. You can only make this election within 30 day of a Contract Anniversary and before we make the next GPWB payment.

In addition, if you exercise the GPWB your GPWB,GMDB, and GMIB values will stop increasing but they will decrease with each GPWB payment you receive and they will decrease proportionately if you make any partial withdrawals in addition to the GPWB payment you receive each year.

Choose one of the six following options. Once you select an option it cannot be changed or cancelled. The Enhanced GMDB and the GBPs are optional features that carry an additional mortality and expense risk (M&E)charge. The M&E charge for each option is listed below.

__ Traditional GMDB without a GBP, M&E charge = 1.75% if you do not check any other box, you will receive this option as a default.

__ Traditonal GMDB and optional Traditional GBP, additional M&E charge= 0.20%

The following options are only available if all owners are 79 or younger. The Enhanced GMDB, Enhanced GMIB,and Enhanced GPWB values are limited after age 81. As a result, any owner who is 75 or older should determine if purchasing a benefit that has an additional cost is appropriate for his or her situation.

_ Traditional GMDB and optional Enhanced GBP, addtional M&E charge =0.70%
_ Enhanced GMDB without a GBP, additional M&E charge= 0.20%
_ Enhanced GMDB and optional Traditional GBP, additional M&E charge = 0.35% _ Enhanced GMDB and optional Enhanced GBP, additional M&E charge = 0.85%

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10.PURCHASE  PAYMENT  ALLOCATION  You may select up to (10) variable  Investment
Option(s).  Use  whole  percentages.   The  percentages  must  equal  100%.  The
allocations you indicate below will become your allocations on all future payments until you notify us of a change.

____% USAZ AIM Basic Value
____% USAZ AIM Blue Chip
____% USAZ AIM Dent Demographic Trends
____% USAZ AIM International Equity
____% USAZ AllianceBernstein  Growth and Income
____% USAZ AllianceBernstein Large Cap Growth
____% Davis VA Financial
____% Davis VA Value
____% Dreyfus IP Small Cap Stock Index
____% Dreyfus Stock Index
____% Franklin Global Communications Securities
____% Franklin Growth and Income Securities
____% Franklin High Income
____% Franklin Large Cap Growth Securities
____% Franklin Real Estate
____% Franklin Rising Dividends Securities
____% Franklin Small Cap
____% Franklin Small Cap Value Securities
____% Franklin U.S. Government
____% Franklin Zero Coupon -2005
____% Franklin Zero Coupon -2010
____% Mutual Discovery Securities
____% Mutual Shares Securities
____% Templeton Developing Markets Securities
____% Templeton Foreign Securities
____% Templeton Growth Securities
____% USAZ Templeton Developed Markets
____% Jennison 20/20 Focus
____% SP Jennison International Growth
____% SP Strategic Partners Focused Growth
____% Oppenheimer Global Securities/VA
____% Oppenheimer High Income/VA
____% Oppenheimer Main Street Growth & Income/VA
____% USAZ Oppenheimer Emerging Growth
____% USAZ Oppenheimer Emerging Technologies
____% PIMCO VIT High Yield
____% PIMCO VIT Real Return
____% PIMCO VIT Total Return
____% PIMCO NFJ Small Cap Value
____% USAZ PIMCO PEA Growth and Income
____% USAZ PIMCO PEA Renaissance
____% USAZ PIMCO PEA Value
____% Seligman Small-Cap Value
____% USAZ Van Kampen Aggressive Growth
____% USAZ Van Kampen Comstock
____% USAZ Van Kampen Emerging Growth
____% USAZ Van Kampen Global Franchise
____% USAZ Van Kampen Growth
____% USAZ Van Kampen Growth and Income
____% USAZ Money Market
____% Dollar Cost Averaging Program (please complete DCA program form)

____TOTAL (Must equal 100%)

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11. STATEMENT OF APPLICANT By signing below, the Contract Owner understands that or agrees to the following:

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet financial needs and goals. I understand that the Contract Value and variable Annuity Payment may increase or decrease depending on the investment results of the variable Investment Option, and that no minimum Contract Value or variable Annuity Payment is guaranteed. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life of NY's rights or requirements.

Contract Owner's signature (or Trustee,  Joint Owner's signature(or Trustee,
 if applicable)                          if applicable)
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Signed at(city and state)                Date signed    ___Please send me a
                                                        Statement of Additional
                                                        Information
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12.AGENT'S STATEMENT By signing below, the Registered Representative/Agent
                     Certifies to the following:

I am NASD registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Contract Owner(s) with the most current Prospectus; and to the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If replacement, include a copy of each disclosure statement and a list of companies involved.

Registered Representative Name(please print) Registered Representative Signature

  -----------------------------------------  ----------------------------------
Broker Dealer Name   Authorized signature of Broker Dealer  Telephone Number
                     (if required)

  ------------------ -------------------------------------- -------------------
                                                 Comm: (Please check one)

                                                     ___A ___B

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13.HOME OFFICE USE ONLY  (Do not use this area in WV and PA.)

If Allianz Life Insurance Company of New York makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Contract Owner(s); however, any material change must be accepted in writing by the Owner(s).

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          For Regular  Mail:Allianz Life of NY-USAllianz  Service Center c/o PNC
     Bank, Box 824240 Philadelphia, PA 19182-4240
For Overnight Delivery:  Allianz Life of NY-USAllianz Service Center, c/o PNC
Bank, Box 4240, Route 38 and East Gate Drive, Moorestown, NJ    08057-4240
          For further  questions,  please call the USAllianz  Service  Center at
          (800)624-0197

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